United States of America

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2012

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On July 6, 2012, Louisiana-Pacific Corporation (the “Company”) and certain of its subsidiaries entered into a sixth amendment (the “Sixth Amendment”), dated July 6, 2012, to its loan and security agreement (the “Revolving Credit Agreement”), dated March 10, 2009, with the lenders party thereto (the “Revolving Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”). Among other changes, the Sixth Amendment: (1) releases the Revolving Lenders’ and the Administrative Agent’s liens on certain assets of the Company and its subsidiaries, including liens on all equipment and real estate of the Company and its domestic subsidiaries, and (2) increases the Company’s flexibility to grant liens on, and dispose of, certain assets, including equipment and real estate.

A copy of the Sixth Amendment is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements, Pro Forma Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Sixth Amendment to Loan and Security Agreement, dated July 6, 2012, among the Company, certain of its subsidiaries, the lenders party thereto and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Rebecca A. Barckley
Rebecca A. Barckley
Controller, Financial Reporting
(Principal Financial Officer)

Date: July 11, 2012